Exhibit 99.1

Mama’s Creations Acquires Fresh Protein Manufacturer Crown I Enterprises

Strategic Acquisition from Sysco to Expand Customer Base and Production Capabilities; Crown I Generated $56M in Profitable Revenue in FY25 at Marquee Retailer Partners

$17.5 Million All-Cash Acquisition, at Attractive 0.3x FY25 Revenue Multiple, to be Fully Financed by Private Placement with Institutional Investors and Long-Term Credit Facility with M&T Bank

EAST RUTHERFORD, NJ – September 2, 2025 – Mama’s Creations, Inc. (Nasdaq: MAMA) (the “Company” or “Mama”), a leading national marketer and manufacturer of fresh deli prepared foods, today announced it has acquired substantially all of the assets of Crown I Enterprises Inc. (“Crown”), a full-service manufacturer of value-added proteins and ready-to-eat meals and wholly owned subsidiary of Sysco Corporation.

Crown brings approximately $56 million in profitable annual revenue to Mama’s Creations based on results for the fiscal year ended June 28, 2025, increasing the Company’s sales base by nearly 40% and significantly broadening its customer reach into strategic new accounts. It primarily serves ‘hard to break into’, premium retail partners who are not current Mama’s customers – complementing the Company’s existing roster and opening new channels for potential growth.

The acquisition also adds new strategic capabilities such as a recently upgraded and expanded 42,000-square-foot USDA-certified production facility in Bay Shore, NY – complete with significant incremental grill capacity on equipment Mama already runs – along with approximately 200 employees, which will expand Mama’s Creations’ production capacity and create enhanced ‘bench strength’ for management. Proximity to the Company’s existing Farmingdale location, about 10 miles away, provides for production and warehousing efficiency in addition to management synergies.

While expected to be accretive, the core rationale is to build capabilities: new capacity on familiar equipment, instant access to premium customers, and aligned ‘Grandma Quality’ standards. Bringing Crown into the Mama’s family will allow best practice sharing, scale efficiencies and new opportunities to enhance operational and SG&A execution – which should ultimately allow Mama’s to deliver better service for customers, tastier products for consumers and improved financial performance.

In addition to potential cost savings, the deal is expected to unlock new revenue opportunities through cross-selling. Mama’s Creations plans to cross sell its existing product lines to Crown’s customers (and vice versa) to drive incremental sales and increase Mama’s Average Items Carried across a broader retail footprint. Overall, this strategic combination bolsters Mama’s position as a one-stop-shop deli solutions platform with a robust poultry, beef and prepared foods production footprint and accelerates the Company’s progress toward its goal of reaching $1 billion in annual revenue by 2030.

Transaction Consideration

Mama’s Creations will acquire the Crown business for $17.5 million in cash, subject to customary adjustments. The all-cash transaction will be funded in part through an amended and restated $27.4 million senior secured credit facility with M&T Bank (the Company’s existing lender). Pre-synergy net leverage at closing is expected to be less than 1x EBITDA.

Mama’s Creations today also announced that it has entered into a securities purchase agreement for a private placement that is expected to result in gross proceeds of approximately $20.0 million to the Company before deducting placement agent fees and offering expenses. The private placement is expected to close on or about September 3, 2025, subject to the satisfaction of customary closing conditions. Pursuant to the terms of the securities purchase agreement, Mama’s Creations is selling an aggregate of 2,666,667 shares of its common stock at a purchase price of $7.50 per share. The Company has agreed to file one or more registration statements with the Securities and Exchange Commission (“SEC”) for the resale of the common stock sold in the private placement.

Lake Street Capital Markets served as exclusive financial advisor to Mama’s Creations in the acquisition and as sole placement agent for the private placement. Faegre Drinker Biddle & Reath LLP served as legal counsel to Mama’s Creations in both the acquisition and the private placement.

Management Commentary

Adam L. Michaels, Chairman and CEO of Mama’s Creations, commented: “Having watched and competed against Crown since the Creative Salads acquisition, we have always respected their Grandma Quality principles, reinforcing our quality promise while expanding our operational capabilities, and we are excited to welcome them to the Mama’s family. We have had the opportunity to get to know Andy and his team over the past few months, learn about the incredible work he has done to build a culture-first organization consistent with Mama’s culture and we couldn’t be more excited to give him and his team the tools and support needed to realize their full potential. By opportunistically acquiring a profitable plant 10 miles from Farmingdale that runs the same grill platform, we gain immediate and de-risked capacity and clear synergies to our core business. We see a clear path to expand our product penetration across Crown’s premium customer base through cross-selling, and with its nearby New York facility we anticipate a seamless integration that further enhances our ability to better service our new customers.

“We believe we can increase Crown’s gross margins over time closer to our current levels through operational efficiencies and joint protein purchasing through our expanded supply chain, while more efficiently managing labor, machinery and logistics. Taken together, we believe this is a highly complementary acquisition at an attractive 0.3x revenue multiple that will move us toward our 2030 vision of becoming the next $1.0 billion deli solutions provider. This also continues to validate our M&A strategy of acting as a consolidator in the space – first with Creative Salads & Olive Branch, then with Chef Inspirational Foods, and now with Crown – we are able to find incremental and accretive businesses at very attractive multiples, to accelerate and build our capabilities. I look forward to discussing this acquisition in more detail with the capital markets community on our second quarter earnings call taking place after market close on Monday, September 8th.”

Preview of Second Quarter Fiscal 2026 Financial Results

Mama’s Creations will provide a preview of second quarter financial results given the proximity of the acquisition to the Company’s earnings conference call on September 8, 2025.

The Company expects revenue growth of at least 20% to at least $34.0 million in the second quarter of fiscal 2026, as compared to $28.4 million in the same year-ago quarter.

The Company expects net income of at least $1.2 million in the second quarter of fiscal 2026, as compared to $1.1 million in the same year-ago quarter.

As previously reported, management will host an investor conference call at 4:30 p.m. Eastern time on Monday, September 8, 2025 to discuss the Company’s second quarter fiscal 2026 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please click here to access the webcast link, or dial-in at 1-877-451-6152.

About Crown I Enterprises Inc.

Crown I Enterprises, originally part of J. Kings Food Service acquired by Sysco Corporation in 2019, operates a USDA-inspected, state-of-the-art 42,000-square-foot manufacturing facility in Bay Shore, New York. Specializing in fresh food manufacturing predominantly for grocers across the Northeast and Mid-Atlantic regions, the company produces ready-to-eat meals and value-added meat solutions with over 12 years of experience, maintaining industry-leading scores in food safety audits. It offers automated and hand-cut portion-controlled products – including poultry, beef, and pork – as well as fresh proteins, entrées, and sides in single-serve and bulk packaging, leveraging modified atmosphere packaging and high-pressure processing for extended shelf life.

About Mama’s Creations, Inc.

Mama’s Creations, Inc. (Nasdaq: MAMA) is a leading marketer and manufacturer of fresh deli prepared foods, found in over 12,000 grocery, mass, club and convenience stores nationally. The Company’s broad product portfolio, born from MamaMancini’s rich history in Italian foods, now consists of a variety of high quality, fresh, clean and easy to prepare foods to address the needs of both our consumers and retailers. Our vision is to become a one-stop-shop deli solutions platform, leveraging vertical integration and a diverse family of brands to offer a wide array of prepared foods to meet the changing demands of the modern consumer. For more information, please visit https://mamascreations.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include information about management’s view of the Company’s future expectations, plans and prospects, including future business opportunities or strategies and are generally preceded by words such as “anticipate,” “believe,” “eventually,” “expect,” “future,” “may,” “look forward to,” “plan,” “projected,” “should,” “will,” and other words that convey the uncertainty of future events or outcomes or by discussions of future matters such as the satisfaction of customary closing conditions related to the private placement, the Company’s ability to borrow funds and access capital markets or the benefits of the Crown acquisition. You are cautioned that such statements are subject to a multitude of known and unknown risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risk factors include the possibility that any of the anticipated benefits and projected synergies of the acquisition will not be realized or will not be realized within the expected time period; disruption to the Company’s business as a result of the acquisition, including potential distraction of management from current plans and operations; the inability to retain key personnel of the acquired business; the reaction of the acquired business’s customers, suppliers, employees or other business partners to the acquisition; and the other risk factors included in documents the Company files with the Securities and Exchange Commission, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended January 31, 2025, as well as subsequent reports filed with the Securities and Exchange Commission.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other factors, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as may be required by applicable law or regulation, the Company’s does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Securities Matters

The offer and sale of the securities in the private placement as described above are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933 and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Pursuant to a registration rights agreement, Mama’s Creations agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued in this private placement.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Investor Relations Contact

Lucas A. Zimmerman

Managing Director

MZ Group - MZ North America

(949) 259-4987

MAMA@mzgroup.us

www.mzgroup.us